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                      KUNTZ LESHER SIEGRIST & MARTINI LLP
                          CERTIFIED PUBLIC ACCOUNTANTS



                                  [LETTERHEAD]





                               February 26, 1998




U.S. Securities and Exchange Commission
Washington, D.C. 20549


Gentlemen:

         We have read the statements made by U.S. Plastic Lumber Corporation in Form 8-K, Item 4., Changes in Registrant's Certifying Accountant, and are in agreement with such statements.




                                         /s/ KUNTZ LESHER SIEGRIST & MARTINI LLP
                                         ---------------------------------------
                                         Kuntz Lesher Siegrist & Martini LLP
                                         Certified Public Accountants